                                                                    Exhibit 4.24


                    FIRST AMENDMENT TO CASH COLLATERAL AND
                            DISBURSEMENT AGREEMENT
                            ----------------------



          THIS FIRST AMENDMENT TO CASH COLLATERAL AND DISBURSEMENT AGREEMENT (this "Amendment") is made and entered into as of the 1st day of January, 2000, to be effective for all purposes as of August 10, 1999 (the "Effective Date"), by and among SHREVEPORT CAPITAL CORPORATION, HOLLYWOOD CASINO SHREVEPORT, FIRST AMERICAN TITLE INSURANCE COMPANY and STATE STREET BANK AND TRUST COMPANY.

                                   RECITALS
                                   --------

          WHEREAS, the parties previously have entered a Cash Collateral and Disbursement Agreement dated August 10, 1999 (the "Agreement"); and

               WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment;

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          (g) Amendment to Section 5.  Effective as of the Effective Date,
              ----------------------
              Section 5 of the Agreement is hereby amended by deleting the reference to "September 1, 1999" in the first sentence thereof and replacing it with a reference to "February 1, 2000".

          (h) Choice of Law.  The existence, validity, construction, operation
              -------------
              and effect of any and all terms and provisions of this Amendment shall be determined in accordance with and governed by the laws of the State of New York.

          (i) Counterparts.  This Amendment may be executed in one or more
              ------------
              counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


             [The remainder of this page is intentionally left blank]

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                              SHREVEPORT CAPITAL CORPORATION

                                 By: /s/ Paul C. Yates
                                     ------------------------------------------
                                 Name:  Paul C. Yates
                                 Title: Executive Vice President,
                                        Chief Financial Officer,
                                        Treasurer and Assistant
                                        Secretary


                                 HOLLYWOOD CASINO SHREVEPORT

                                 By:  HCS I, Inc., its managing general partner

                                 By: /s/ Paul C. Yates
                                     ------------------------------------------
                                     Name:  Paul C. Yates
                                     Title: Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Assistant Secretary



                                 FIRST AMERICAN TITLE INSURANCE
                                 COMPANY

                                 By:     /s/ Scott P. Gallinghouse
                                     ------------------------------------------
                                 Name:   Scott P. Gallinghouse
                                      -----------------------------------------
                                 Title:  Underwriting Counsel
                                       ----------------------------------------


                                 STATE STREET BANK AND TRUST
                                 COMPANY

                                 By:      /s/ Robert J. Dunn
                                     ------------------------------------------
                                 Name:    Robert J. Dunn
                                      -----------------------------------------
                                 Title:   Vice President
                                       ----------------------------------------